EXHIBIT 3.4


                                  BY-LAWS

                                    OF

                          BOND STREET CORPORATION

                                 ARTICLE I
                   Registered Office, Registered Agent
                   -----------------------------------
                             and Corporate Seal
                             ------------------

     Section 1. Business Offices. The registered office of the Corporation shall be at 7899 West Frost Drive, Littleton, Colorado 80123, and the name of the registered agent at such address is George G. Andrews. Other offices may be established from time to time by resolution of the Board of Directors, both within and outside the State of Colorado.

     Section 2. Seal. The seal for the Corporation shall have inscribed thereon the name of the Corporation, and the words Colorado and
 Seal,  and
shall be in such form as may be approved by the Board of Directors, which shall have the power to alter the same at pleasure.

                                 ARTICLE II
                           Share and Transfer Thereof
                           --------------------------

     Section 1. Certificates. The shares of this Corporation shall be represented by certificates signed by the president or vice president and the secretary or an assistant secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the president or vice president and the secretary or assistant secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificates shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

     Section 2. Regulation. The Board of Directors may make such rules and regulations as it may deem appropriate concerning the issuance, transfer and registration of certificates for shares of the corporation, including the appointment of transfer agents and registrar.

     Section 3. Cancellation of Certificates. No new certificates evidencing shares shall be issued unless and until the old certificate or certificates in lieu of which the new certificate is issued shall be surrender for cancellation, except as provided in Section 4 of this Article II.

     Section 4. Lost, Stolen or Destroyed Certificates. In case of lose or destruction of any certificate of shares, another certificate may be issued in its place upon satisfactory proof of such loss or destruction, and , at the discretion of the Corporation, upon giving to the corporation a satisfactory bond of indemnity issued by a corporate surety in an amount and for a period satisfactory to the Board of Directors.

     Section 5. Close of Transfer Book and Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, fifty (5) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than (50) days and, in case of a meeting of shareholders, not less than ten
(10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the Board of Directors do not order the stock transfer books closed, or fix in advance a record date, as provided above, then the record date for the stock transfer books closed, or fix in advance a record date, as provided above, then the record date for the determination of shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or for the determination of shareholders for any proper purpose, shall be thirty (30) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

     Section 6. Transfer of Shares. Subject to the terms of any shareholder agreement relating to the transfer of shares or other transfer restrictions contained in the Articles of Incorporation or authorized therein, shares of the corporation shall be transferable on the books of the corporation by the holder thereof in person or by his duly authorized attorney, upon the surrender and cancellation of a certificate or certificates of a like number of shares. Upon presentation and surrender of a certificate for shares properly endorsed and payment of all taxes therefor, the transferee shall be entitled to a new certificate or certificates in lieu thereof.
As against the
corporation, a transfer of shares can be made only on the books of the corporation and in the manner hereinabove provided, and the corporation shall be entitled to treat the holder of record of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Colorado.

     Section 7. Transfer Agent. Unless otherwise specified by the Board of
Directors by resolution, the Secretary of the corporation shall act as transfer agent of the certificates representing the shares of stock of the corporation. He shall maintain a stock transfer book, the stubs in which shall set forth among other things, the names and addresses of the holders of all issued shares of the corporation, the number of shares held by each, the certificate numbers representing such shares, the date of issue of the certificates representing such, and whether or not such shares originate from original issue or from transfer. Subject to Article III, Section 7, the names and addresses of the shareholders as they appear on the stubs of the stock transfer book shall be conclusive evidence as to who are the shareholders of record and as such entitled to receive notice of the meetings of shareholders;
to vote at such meetings; to examine the list of the shareholders entitled to vote at meetings; to receive dividends; and to own, enjoy and exercise any other property or rights deriving from such shares against the corporation.
Each shareholder shall be responsible for notifying the Secretary in writing of any change in his name or address and failure to do so will relieve the corporation, its directors, officers and agents, from liability for failure to direct notices or other documents, or pay over or transfer dividends or other property or rights, to a name or address other than the name and address appearing on the stub of the stock transfer book.


                               ARTICLE III
                           Shareholders and
                            ----------------
                            Meetings Thereof
                            ----------------

     Section 1. Shareholders of Record. Only shareholders of record on the books of the Corporation shall be entitled to be treated by the Corporation as holders-in-fact of the shares standing in their respective names, and the
Corporation shall not be bound to recognize any equitable or other claim to, or interest in, any shares of the part of any other person, firm, or corporation, whether or not it shall have express or other notice thereof, except if expressly provided by the laws of Colorado.

     Section 2. Meetings. Meetings of shareholders shall be held at the registered office of the Corporation in the State of Colorado, or any other place designated by a vote of the majority of directors.

     Section 3. Annual Meeting. The annual meeting of shareholders of the corporation for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held at such time as may be determined by the Board of Directors by resolution in conformance with Colorado law. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, the
Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

     Section 4. Special Meetings. Special meetings of shareholders may be called by the president or, in the absence of the president, by the vice president, the board of directors, or the holders of not less than one-tenth
(1/10) of all shares entitled to vote on the subject matter for which the meeting is called.

     Section 5. Notice. Written or printed notice stating the place, day and hour of the shareholders meeting, and, in case of a special meeting of shareholders, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days or more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, the board of directors, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting, except that if the authorized capital stock is to be increased, at least thirty (30) days notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Failure to deliver such notice or obtain a waiver thereof shall not cause the meeting to be lost, but it shall be adjourned by the shareholders present for a period not to exceed sixty (60) days until any deficiency in notice or waiver shall be supplied.

     Section 6. Voting of Shares. Each outstanding share entitled to vote on any matter presented at a meeting shall be entitled to one vote and each fractional share shall be entitled to a corresponding fractional vote, in person or by proxy, on each such matter submitted to a vote of such shares cumulative voting, if any.

     Section 7. Voting Record. The officer or agent having charge of the stock transfer books for shares of this Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) day prior to such meeting, shall be kept on file at the principal office of the Corporation, whether within or outside
Colorado, and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer book or to vote at any meeting of shareholders.

     Section 8. Quorum. A quorum at any meeting of shareholders shall consist of a majority of the shares of the Corporation entitled to vote thereat, represented in person or by proxy. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the acto of the shareholders, unless the vote of a grater number or voting by classes is required by law, the Articles of Incorporation or these By-Laws.

     Section 9. Manner of Acting. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater proportion or number or voting by classes is otherwise required by statute or by the Articles of Incorporation or these Bylaws.

     Section 10. Proxies. A shareholder may vote either in person or by proxy, executed in writing by the shareholder, or by his duly authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. All proxies must be filed with the Secretary at or before the time of the meeting.

     Section 11. Ex-Officio Chairman.  The president of the
Corporation shall
be ex-officio chairman at all meetings of the shareholders.

     Section 12. Voting of Shares by Certain Holder. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such other corporation may determine.
Shares standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his administrator, executor, court appointed guardian or conservator. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. Neither shares of its own stock belonging to this corporation, nor shares of its own stock held by it in a fiduciary capacity, nor shares of its own stock held by another corporation if the majority of share entitled to vote for the election of directors of such corporation is held by this corporation may be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time. Redeemable shares which gave been called for redemption shall not be entitled to vote on any matter and shall not be deemed outstanding shares on and after the date on which written notice of redemption has been mailed to shareholders and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender or certificates therefor.

                               ARTICLE IV
                     Directors, Powers and Meetings
                     ------------------------------

     Section 1. Board of Directors. The business and affairs of the
Corporation shall be managed by a board of three (3) directors, who need not be shareholders of the Corporation or residents of the State of Colorado and who shall be elected at the annual meeting of shareholders or some adjournment thereof. Directors shall hold office until their successors shall have been elected and shall qualify; however, no provision of this section shall qualify; however, no provision of this section shall be restrictive upon the right of the Board of Directors to fill vacancies or upon the right of shareholders to remove directors as is hereinafter provided.

     Section 2. Annual Meeting. The annual meeting of the Board of Directors shall be held at the same place as, and immediately after, the annual meeting of shareholders, and no notice shall be required in connection therewith. The annual meeting of the Board of Directors shall be for the purpose of electing officers and the transaction of such other business as any come before the meeting.

     Section 3. Special Meetings; Notice. Special meetings of the Board of
Directors may be called at any time by the president, a vice president, or by and director, and may be held within or outside the State of Colorado at such time and place as the directors may determine, or as the notice or waiver of notice may specify. Notice of such meetings shall be mailed to the last known address of each director at least three (3) days prior to the date fixed for the meeting. Special meetings of the Board of Directors may be held at any time that all directors are present in person, and presence of any director at a meeting shall constitute waiver of notice of such meeting except as otherwise provided by law. Unless specifically required by law, the Articles of Incorporation or these By-Laws, neither the business to be transacted at nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of such meeting.

     Section 4. Quorum. A quorum at all meetings of the Board of Directors shall consist of a majority of the number of directors then fixed by these By-
Laws, but a smaller number may adjourn from time to time without further notice until a quorum be secured. The act of the majority of directors present at a meeting at which a quorum is present shall be the act of the
Board of Directors, unless the act of a greater number is required by the
Statutes of this State or the Articles of Incorporation or these By-Laws.

     Section 5. Special Voting Requirements. A two-thirds (2/3) vote of the
Board of Directors shall be required to amend those By Laws. A two thirds
(2/3) vote of the Board of Directors shall be required to set salaries, bonuses, dividends, and directors fees.

     Section 6. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors even though there be less than a quorum at any meeting of the Board of
Directors called to fill that vacancy. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, and shall hold such office until his successor is duly elected and is qualified.
Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting, or at a special meeting of shareholders called for that purpose.

     Section 7. Fees and Expenses. Directors may receive such fees as may be established by appropriate resolution of the Board of Directors for attendance at such regular and special meetings of the board, and, in addition thereto, shall receive reasonable traveling expense, if any is required, for attendance at such meetings.

     Section 8. Removal of Directors. The shareholders may, at a meeting called for the express purpose of removing directors, remove the entire board or any lesser number with or without cause by a vote of the holders of the majority of the shares then entitled to vote for an election of directors.

     Section 9. Participation by Electronic Means. Except as may be otherwise provided by the Articles of Incorporation or Bylaws, members of the Board of
Directors or any committee designated by such Board may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

     Section 10. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                                  ARTICLE V
                                  Officers
                                  --------

     Section 1. Officers-Elections. The elective officers of the Corporation shall be a president, one or more vice presidents, a secretary, and treasurer, who shall be elected by the Board of Directors at its first meeting after the annual meeting of shareholders. Unless removed in accordance with procedures established by law and these By-Laws, the said officers shall serve until the next succeeding annual meeting of the Board of Directors and until their respective successors are elected and shall qualify. Any two officers, but not more than two, may be held by the same person at the same time, except that one person may not simultaneously hold the office of president and vice president, or that of president and secretary.

     Section 2. Additional Officers. The board may elect or appoint a general manager, one or more assistant secretaries and one or more assistant treasurers as it may deem advisable, who shall hold office during the pleasure of the board, and shall be paid such compensation as may be directed by the board.

     Section 3. Powers. All officers of the Corporation shall, respectively, exercise and perform such powers, duties, and functions as are generally exercised by the like officers in corporate affairs and as may be directed by the Board of Directors.

     Section 4. Compensation. All officers of the Corporation may receive salaries or other compensation if so ordered and fixed by the Board of
Directors. The board shall have authority to fix salaries in advance for stated periods or render the same retroactive, as the board may deem advisable.

     Section 5. Delegation of Duties. In the event of absence or inability of any officer to act, the Board of Directors may delegate the powers or duties of such officer to any other officer, director or person whom it may select.

     Section 6. Removal of Officers. An officer or agent may be removed by a two-thirds (2/3) vote of the Board of Directors at a meeting called for that purpose whenever in its judgment the best interests of the Corporation will be served thereby, by such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.



                                  ARTICLE VI
                                   Finance
                                   -------

     Section 1. Reserve Funds. The Board of Directors, in its uncontrolled discretion, may set aside, from time to time, out of the net profit or earned surplus of the Corporation, such sum or sums as it deems expedient as a reserve fund to meet contingencies, for equalizing dividends, for maintaining any property of the Corporation, and for any other purpose.

     Section 2. Banking. The monies of the Corporation shall be deposited in the name of the Corporation in such bank or banks or trust company or trust companies, as the Board of Directors shall designate, and may be drawn out only on checks signed in the name of the Corporation by such person persons as the Board of Directors by appropriate resolution may direct. Notes and commercial paper, when authorized by the board, shall be signed in the name of the Corporation by such officer or officers or agent or agents as shall thereunto be authorized from time to time by the Board of Directors.

     Section 3. Fiscal Year. The fiscal year of the Corporation shall be determined by an appropriate resolution of the Board of Directors.

     Section 4. Dividends. Subject to the provisions of the Articles of
Incorporation and the laws of the State of Colorado, the Board of Directors may declare dividends whenever, and in such amounts, as in the Board s opinion the condition of the affairs of the corporation shall render such advisable.

                                  ARTICLE VII
                          Contracts, Loans and Checks
                          ---------------------------

     Section 1. Execution of Contracts. Except as otherwise provided by statute or by these Bylaws, the Board of Directors may authorize any officer or agent of the corporation to enter into any contract, or execute and deliver any instrument in the name of, and on behalf of the corporation. Such authority may be general or confined to specific instances and, unless so authorized, no officer, agent or employee shall have any power to bind the corporation for any purpose, except as may be necessary to enable the corporation to carry on its normal and ordinary course of business.

     Section 2. Loans. No loans shall be contracted on behalf of the corporation and no negotiable paper shall be issued in its name unless authorized by the Board of Directors. When so authorized, any officer or agent of the corporation may effect loans and advances at any time for the corporation may effect loans and advances at any time for the corporation form any bank, trust company or institution, firm, corporation or individual. An agent so authorized may make and deliver promissory notes or other evidence of indebtedness of the corporation and may mortgage, pledge, hypothecate or transfer any real or personal property held by the corporation as security for the payment of such loans. Such authority, in the Board of Directors discretion, may be general or confined to specific instances.

     Section 3. Checks. Checks, notes, drafts, and demands for money or other evidence of indebtedness issued in the name of the corporation shall be signed by such person or persons as designated by the Board of Directors and in the manner the Board of Directors prescribes.

     Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                  ARTICLE VII
                               Waiver of Notice
                               ----------------

     Any shareholder, officer or director may waive, in writing, any notice required to be given by law or under these By-Laws, whether before or after the time stated therein.

                                  ARTICLE IX
                           Action by Directors or
                                 Shareholders
                              Without a Meeting
                              -----------------

     Nothing in these By-Laws contained shall be construed so as to prevent any action required to be taken at a meeting of the directors or shareholders of this Corporation, or any action which may be taken at a meeting of directors or shareholders, to be taken without a meeting if a consent in writing, setting forth the action so taken shall be signed by all of the directors or shareholders entitled to vote with respect to the subject matter thereof.

                                   ARTICLE X
                                  Amendments
                                  ----------

     These By-Laws may be altered, amended, or repealed at any regular meeting of the Board of Directors or a special meeting of the Board of Directors called for that purpose upon a proper motion and adequate vote.

     The above By-Laws approved and adopted by the Board of Directors this
22nd day of November, 1987.

                                       /S/ Alan J. Woydziak
                                       --------------------
                                       Secretary